AMENDMENT TO THE

                              ACQUISITION AGREEMENT

                                   DATED AS OF

                                  JUNE 24, 2010

                                  BY AND AMONG

                           GULFSTAR ENERGY CORPORATION

                                       AND

                           GULFSTAR ENERGY GROUP, LLC
                              ON BEHALF OF CERTAIN
                               INTEREST HOLDER(S)


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In consideration of the mutual promises the Acquisition Agreement Dated June 24,
2010 by and among Gulfstar Energy Corporation and Gulfstar Energy Group, LLC on behalf of certain interest holders is hereby amended as follows:

Section One
-----------

     A. Section 505 is hereby amended by deleting December 1, 2010 and replacing it with September 30, 2011.

     B. Section 6.01 (c) is hereby amended by deleting March 31, 2011 and replacing it with December 31, 2011.


Section Two
-----------

         Nothing herein shall be construed to have any effect on any other provision of the Acquisition Agreement.

Section Three
-------------

         The Company is not waiving any rights under any clause of the Acquisition Agreement and is still investigating and conducting due diligence on Gulfstar LLC and its assets.



         IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Agreement Amendment to be duly executed as of 24 March 2011.

                                                GULFSTAR ENERGY CORPORATION


                                                By:
                                                Name:
                                                Title:


                                                GULFSTAR ENERGY GROUP, LLC


                                                By: ___________________________